HURON NATIONAL BANCORP, INC.

April 7, 2003

To our Shareholders:

        You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Huron National Bancorp, Inc. This year’s meeting will be held at 200 East Erie Street, Rogers City, Michigan on Wednesday, April 30, 2002 at 10:00 a.m. The business items to be acted on during the Annual Meeting are listed in the Notice of Annual Meeting and are described more fully in the Proxy Statement.

        Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope.

        Along with the other members of the Board of Directors, I look forward to the opportunity of greeting personally those shareholders who are able to attend the Annual Meeting.

Sincerely,

Dale L. Bauer
President and Chief Executive Officer

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS OF

HURON NATIONAL BANCORP, INC.

10:00 a.m., April 30, 2003
Huron National Bank Meeting Room
200 East Erie Street
Rogers City, MI 49779

April 7, 2003

To our Shareholders:

        The 2003 Annual Meeting of Shareholders of Huron National Bancorp, Inc. will be held at Huron National Bank’s Meeting Room, 200 East Erie Street, Rogers City, Michigan on Wednesday, April 30, 2003 at 10:00 a.m. Shareholders will act on the following matters:

(1)	Election of two directors to serve for terms of three years;

(2)	Transaction of such other business as may properly come before the Annual Meeting, or any adjournments.

        Shareholders of record at the close of business on March 14, 2003 are entitled to receive notice of and to vote at the Annual Meeting.

        You are invited to attend the Annual Meeting in person. Regardless of whether you expect to attend the Annual Meeting in person, your Board of Directors urges you to vote, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,

Paulette D. Kierzek
Secretary

Huron National Bancorp, Inc.

PROXY STATEMENT

        The Board of Directors of Huron National Bancorp, Inc., (the “Corporation”) solicits your proxy for use at the Annual Meeting of Shareholders to be held on Wednesday, April 30, 2003 at 10:00 a.m., and at any adjournments. This Proxy Statement and a proxy card are scheduled to be mailed to shareholders beginning April 7, 2003.

        In the following pages, you will find information on your Board of Directors, both the candidates proposed for election and continuing Directors. The information in this Proxy Statement has been supplied to you to help you decide how to vote.

        As of March 14, 2003, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 62,500 outstanding shares of Common Stock of the Corporation. Each outstanding share is entitled to one vote on all matters, which may come before the Annual Meeting.

        You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope. Sending in a signed proxy will not affect your right to attend the Annual Meeting and vote. A shareholder who gives a proxy may revoke it at any time before it is exercised by notifying the Secretary of the Corporation in writing before the proxy is exercised, by delivering to the Secretary a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

PROPOSAL 1 – ELECTION OF DIRECTORS

        The Articles of Incorporation of the Corporation provide that the Board of Directors, which currently consists of eight members, be divided into three classes, as equal in number as possible, with the classes to hold office for staggered terms of three years each. The Board has nominated incumbent directors Marvin Beatty and Dale L. Bauer for reelection as directors for three-year terms expiring at the 2006 annual meeting.

        The persons named as proxy holders in the accompanying proxy will vote for the above-named nominees, unless directed otherwise on the Proxy Card. If a nominee is not available for election as a director at the time of the annual meeting (a situation which is not now anticipated), the Board may designate a substitute nominee, in which case the accompanying proxy will be voted for the substituted nominee.

        A vote of the shareholders holding a plurality of the shares present in person or represented by proxy is required to elect directors. Accordingly, the two individuals who receive the greatest number of votes cast at the meeting will be elected as directors. For purposes of counting votes on the election of directors, abstentions, broker nonvoters, and shares otherwise withheld from voting will not be counted as shares voted and will not have a bearing on the outcome of the election.

        The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

        Information concerning the two nominees and the six continuing Board members is set forth on the following page.

Nominees for Election as Directors for three-year Terms to Expire in 2006

Marvin C. Beatty, 68, Director since 1980

Mr.     Beatty is a Real Estate Broker and Appraiser and owns and operates State Wide Realty of Onaway. Mr. Beatty also serves as Chairman of the Board of Directors of Huron National Bancorp, Inc. and the Bank.

Dale L. Bauer, 52 , Director since 2002

Mr.     Bauer, is the President and Chief Executive Officer of the Company as of January 2003.

Continuing Directors Whose Terms Expire in 2004

Michael L. Cahoon, 69, Director since 1984

Mr.     Cahoon is the retired President and Chief Executive Officer of the Company as of January 2003.

Donald A. Hampton, 63, Director since 1982

Mr.     Hampton owns and operates Hampton’s IGA, Inc. Supermarkets with locations in Harrisville and Ossineke.

John S. Tierney, 54, Director since 1997

Mr.     Tierney owns Tierney & Williams, Inc. He is President of 211 Bar & Restaurant, and is a co-founder of Aurora Gas, a public utility. Mr. Tierney has served as Secretary and Treasurer of Aurora Gas since 1984.

Continuing Directors Whose Terms Expire in 2005

Leon Delekta, 76, Director since 1980

Mr.     Delekta is a retired owner and operator of Delekta & Sons, a Potato Farm and Truck Transportation Company. Mr. Delekta also serves as Vice-Chairman of Huron National Bancorp, Inc. and the Bank.

Lynwood Lamb, 67, Director since 1981

Mr.     Lamb is a retired President of a pharmaceutical company. He is currently serving in the capacity of an Investment Advisor.

Louis D. Dehring, 71, Director since 1980

Mr.     Dehring is a retired Marine Engineer and currently owner and operator of Paull’s Investments, a real estate firm.

COMMITTEES OF THE BOARD OF DIRECTORS

The same individuals serve on the Board of Directors of the Corporation and the Bank. The Corporation’s Board of Directors had nine meetings in 2002. Each Director, with the exception of Director Dehring, attended at least 75% of all Board of Directors’ and Committee Meetings of the Corporation for which they were eligible to attend.

The Board of Directors has established the following committees, the member of which are appointed annually by the Board of Directors: 1) an Audit Committee; 2) an Executive Committee; and 3) Compensation Committee.

The Executive Committee meets on an “as needed” basis and exercises the power of the Board of Directors on such matters as loans and investment securities and approvals between regular Board Meetings. All actions of this Committee are reviewed and ratified by the full Board of Directors. This Committee consists of Messrs. Nowak, McLean, Beatty, Hampton and Delekta. This Committee held four meetings in 2002.

The Audit Committee (the “Audit Committee”) members consist of Messrs. Hampton, Tierney and Beatty. Each member of our Audit Committee qualifies as an independent director under the Sarbanes-Oxley Act of 2002.

The Audit Committee reports as follows with respect to the Company’s audited financial statements, for the year ended December 31, 2002 (the “Consolidated Financial Statements”):

(i)	the Audit Committee has reviewed and discussed the audited, the Consolidated Financial Statements with the Company’s management;

(ii)

the Audit Committee has discussed with its independent auditors (Crowe, Chizek and Company LLP) the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Consolidated Financial Statements;

(iii)

the Audit Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor’s independence from the Company and its related entities) and has discussed with the auditors the auditors’ independence from the Company; and

(iv)

based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Consolidated Financial Statements be included in the Company’s Annual Report on Form 10-KSB, for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

In issuing this report, we note that management is responsible for the Company’s financial reporting process, including its systems of internal control, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We have relied, without independent verification, on management’s representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company’s financial statements. Our discussions with management and the independent auditors do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

Donald A. Hampton	John S. Tierney	Marvin C. Beatty

This Committee held four meetings in 2002. The Board of Directors adopted a written charter for the Audit Committee in March of 2003. The complete text of the charter is included in Annex A to this proxy statement.

The Compensation Committee in 2002 was composed of the entire Board. This Committee meets annually to review compensation of staff and executive officers and all employee benefit programs. It met twice in 2002.

The Board of Directors held one Organizational Meeting in 2002, at which these committees were established. The regular Bank Board meetings were held on the third Monday of each month except in April of 2002 when the Annual Meeting, Organizational Meeting and monthly Meeting were held the last Wednesday of the month.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

At March 14, 2003, the Corporation had outstanding 62,500 shares of common stock, par value $10.00 per share. Shareholders are entitled to one vote for each full share of common stock registered in their names at the close of business on March 14, 2003, the record date fixed by the Board of Directors. The inspectors of the meeting, who are appointed by the Corporation, count votes cast at the meeting and submitted by proxy.

The information in the following table sets forth the beneficial ownership of the Corporation’s common stock, as of March 14, 2003, owned by each director of the Corporation and by all directors and executive officers of the Corporation as a group.

                                             Amount and Nature of        Percent of
         Name and Beneficial Owner          Beneficial Ownership(1)         Class
         -------------------------          -----------------------         -----
         Dale L. Bauer                               250                    0.40%
         Marvin C. Beatty                          2,065(2)                 3.31%
         Michael L. Cahoon                         1,525(3)                 2.44%
         Louis D. Dehring                          3,133(4)                 5.01%
         Leon Delekta                                408                    0.65%
         Donald A. Hampton                         1,050(5)                 1.68%
         Lynwood Lamb                              3,683(6)                 5.89%
         John S. Tierney                             550                    0.88%
         All directors and executive
         officers of the Corporation
         as a group (nine persons)                12,789                   20.46%
(1)	Unless otherwise indicated in the following footnotes, each director or officer has sole voting and investment power or shares voting and investment power with his spouse under joint ownership.

(2)	All of the shares are owned by Marvin and Marma Beatty Trust with Marvin Beatty as a Trustee.

(3)	Michael L. Cahoon Trust with Michael L. Cahoon as Trustee owns all of the shares except for 75 shares owned by Mr. Cahoon’s spouse.

(4)	Louis D. Dehring Trust with Louis D. Dehring as Trustee owns all of the shares.

(5)	All of the shares are owned by Donald and Mary Lou Hampton Trust with Donald Hampton as a Trustee.

(6)	Of the shares owned by Lynwood Lamb, 1,650 shares are held by the Lamb Retirement Trust and 2,033 by the Lamb Trust,both of which Mr. Lamb is Trustee and the former of which Mr. Lamb disclaims beneficial ownership.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 14, 2003, no person was known by Management of the Corporation to be the beneficial owner of more than 5 percent of the outstanding common stock of the Corporation except as follows:

--------------------------------------------------------------------------------------
                   Name and Address               Amount and Nature of     Percent of
Title of Class     of Beneficial Owner            Beneficial Ownership       Class
--------------     -------------------            --------------------       -----
Common Stock       Lynwood Lamb                         3,683(1)             5.89%
                   P.O. Box 777
                   Bay City, MI  49706

Common Stock       Louis Dehring                        3,133(2)             5.01%
                   3809 Monaghan Pt. Road
                   Alpena, MI  49707
----------------------------------------------------------------------------------------
(1)	Mr. Lamb, a director of the Corporation, disclaims beneficial ownership of 1,650 shares, which are held by the Lamb Retirement Trust of which Mr. Lamb is the Trustee.

(2)	The Dehring Trust with Louis Dehring as Trustee own all of the shares.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation received by the Corporation’s Chief Executive Officer for each of the last three years ended December 31, all of which were paid by the Bank.

                                          Annual Compensation             All Other
      Name & Principal Position        Year      Salary     Bonus       Compensation (1)
      -------------------------        ----      ------     -----       ----------------
      Michael L. Cahoon                2002     $68,347   $11,120           $10,458
      President and                    2001     $65,718   $10,088           $10,258
      Chief Executive Officer          2000     $63,518   $12,288          $  8,897

(1)     Includes Board Fees, and Company contribution to the SEP Plan on behalf of the employee.

The aggregate compensation paid to the three executive officers as a group, was $214,095, for the year ended December 31, 2002. The other two executives are Dale L. Bauer and Paulette D. Kierzek. Mr. Bauer, 52, has served as Vice-President of Huron National Bank since 1980. Effective January 1, 2003, Mr. Bauer was elected as the Company’s President and Chief Executive Officer. Mrs. Kierzek, 53, is Chief Financial Officer of Huron National Bancorp, Inc., and for more than five years prior hereto, served as Secretary to the Board of Directors and Cashier of Huron National Bank.

Each director and officer is paid a monthly board fee of $500. No additional fees are paid for serving as a director or officer of the Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10 percent beneficial owners are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 2002, through December 31, 2002, its officers, directors and greater than 10 percent beneficial owners complied with all applicable Section 16(a) filing requirements.

OTHER TRANSACTIONS

During 2002, the subsidiary Bank of the Corporation had outstanding and entered into credit relationships and other transactions with directors and executive officers of the Corporation and their associates in the ordinary course of business. The loans and extensions of credit included in such transactions: (1) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other; (2) did not involve more than the normal risk of collectibility or present other unfavorable features; and (3) were repaid as scheduled or, to the extent still outstanding, remain current in their respective repayment schedules.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Crowe, Chizek and Company LLP, independent public accountants for the year ended December 31, 2002, have examined the financial statements of the Corporation. Representatives of Crowe, Chizek and Company LLP are not expected to be present at the Annual Meeting to respond to questions, although such representatives have the opportunity to be present and make a statement if they desire to do so. The Board of Directors has reappointed Crowe, Chizek and Company LLP, as the independent public accountants of the Corporation for the year ending December 31, 2003.

PRINCIPAL ACCOUNTANT’S FEES

The following amounts were paid to the Corporation’s independent public accounts, Crowe, Chizek and Company LLP for the year 2002.

         - Audit Fees — $40,500
         - Financial Information Systems Design and Implementation Fees — None
         - All Other Fees — $3,335

The Bank’s Audit Committee believes the services provided by Crowe, Chizek and Company LLP in exchange for the fees set forth above under the caption “All Other Fees” are compatible with maintaining Crowe, Chizek and Company LLP’s independence. Following adoption of the Sarbanes-Oxley Act of 2002, and the rules promulgated by the Securities and Exchange Commission thereunder, our independent accountants are proscribed from offering certain services to us. None of those proscribed services were provided to us in 2002.

LITIGATION

The Corporation is not involved in any material legal proceedings. The Bank is involved in routine proceedings in the ordinary course of its business; however, no such proceedings are expected to result in any material adverse effect on the operations or earnings of the Bank.

SHAREHOLDER PROPOSALS

Any shareholder proposal to be considered by the Corporation for inclusion in the 2004 Annual Meeting of Shareholders proxy material must be received by the Corporation no later than December 12, 2003.

EXPENSES OF SOLICITATION

The costs of the solicitation of proxies, including the cost of reimbursing expenses for forwarding proxy statements and proxies to their principals and obtaining their proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by a few regular employees of the Corporation without additional compensation.

OTHER BUSINESS

The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and discretionary authority to do so is included in the proxy. If the Corporation receives notice of a shareholder proposal after February 21, 2004, the persons named as proxies for the 2004 Annual Meeting of Shareholders will have discretionary voting authority to vote on that proposal at the meeting.

The Annual Report of the Corporation for 2002 is included with this Proxy Statement. Copies of the report will also be available for all shareholders attending the Annual Meeting.

Shareholders are urged to sign and return the enclosed proxy in the enclosed postage-paid envelope. A prompt response will be helpful and appreciated.

BY ORDER OF THE BOARD OF DIRECTORS,

Paulette D. Kierzek
Secretary
April 7, 2003

ANNEX A

HURON NATIONAL BANCORP, INC.
AUDIT COMMITTEE CHARTER

_________________

Organization

        There shall be a committee of the Board of Directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

        The audit committee shall provide assistance to the corporate directors in fulfilling their responsibilities relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditor, and the financial management of the corporation.

Responsibilities

        In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

        In carrying out these responsibilities, the audit committee will:

>>	Appoint, approve the compensation of, and provide oversight of the corporation’s independent auditors, including where appropriate, the removal of the independent auditors. The independent auditors shall report directly to the audit committee.

>>	Ensure the receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, communicate with the independent auditors regarding any relationships that may impact the objectivity and independence of the auditor, and recommend that the full board take appropriate action to oversee the independence of the auditor.

>>	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

>>	Review with the independent auditors, the company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

>>	Review the internal audit function of the corporation including the independence and authority of its reporting obligations; the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

>>	Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

>>	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and the content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

>>	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

>>	Review accounting and financial human resources and succession planning with the company.
>>	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.
>>	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose of, in its judgment that is appropriate.
>>	Review with management and the independent auditors the quarterly report on Form 10-QSB prior to its filing. >> Recommend to the Board whether the annual financial statements should be included in the Annual Report on Form 10-KSB.